Exhibit 23.1

                                        McGladrey & Pullen, LLP
                                        One Valley Square, Ste. 250
                                        512 Township Line Road
                                        Blue Bell, PA 19422-2700
                                        O 215-641-8600 F 215-641-8680

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-48986, effective October 31, 2000 as amended on November 18, 2003 and File No. 333-14491, effective October 18, 1996) and Form S-8 (File No. 333-110575 and File No, 333-110568, effective November 18, 2003; File No. 333-16151, File No, 333-16153 and File No. 333-16149 effective November 14, 1996) of Greater Community Bancorp of our reports dated February 28, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Greater Community Bancorp and Subsidiaries for the year ended December 31, 2005.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Blue Bell, Pennsylvania
March 14, 2006

McGladrey & Pullen, LLP is a member firm of RSM International-
an affiliation of separate and independent legal entities.

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